UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 11, 2009

Ameren Corporation

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On December 11, 2009, the Board of Directors of Ameren Corporation (“Ameren”) elected Stephen R. Wilson to fill a vacancy on the Board. No arrangement or understanding exists between Mr. Wilson and Ameren, or to Ameren’s knowledge, any other person or persons pursuant to which Mr. Wilson was selected as a director. At the Board meeting on December 11, 2009, Mr. Wilson was appointed to Ameren’s Audit and Risk Committee and Nuclear Oversight Committee. Mr. Wilson will receive director’s compensation for service on the Board of Directors and the committees he is named to as discussed in Exhibit 10.1 to Ameren’s Form 10-Q for the quarterly period ended September 30, 2008. Mr. Wilson is currently the Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc. (“CF Industries”), which is one of the largest manufacturers and distributors of nitrogen and phosphate fertilizer products in North America.

CF Industries, of which Mr. Wilson is an executive officer, had no business relationships with Ameren or its subsidiaries in 2008 or to the date hereof in 2009 which are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/S/ MARTIN J. LYONS
Martin J. Lyons
Senior Vice President and Chief Financial Officer

Date: December 11, 2009